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                                                                  EXECUTION COPY





                          LENFEST COMMUNICATIONS, INC.

                                  $300,000,000

                    10.50% Senior Subordinated Notes Due 2006

                               PURCHASE AGREEMENT


                                                              New York, New York
                                                                   June 20, 1996


To: SALOMON BROTHERS INC
    TORONTO DOMINION SECURITIES (USA) INC.
    CIBC WOOD GUNDY SECURITIES CORP.
    NATIONSBANC CAPITAL MARKETS, INC.


In care of:

Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048


Dear Sirs:

                  Lenfest Communications, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to you (the "Purchaser") $300,000,000 principal amount of its 10.50% Senior Subordinated Notes Due 2006 (the "Securities"), to be issued under an indenture (the "Indenture") to be dated as of June 15, 1996, between the Company and The Bank of New York, as trustee (the "Trustee").

                  The sale of the Securities to you will be made without registration of the Securities under the Securities Act of 1933, as amended (the "Act"), in reliance upon the exemption from the registration requirements of the Act provided by Section 4(2) thereof. You have advised the Company that you will make an offering of the Securities purchased by you hereunder in accordance with
Section 4






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hereof on the terms set forth in the Final Memorandum (as defined below), as soon as you deem advisable after this Agreement has been executed and delivered.

                  In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated June 11, 1996 (the "Preliminary Memorandum"), and a final offering memorandum, dated June 20, 1996 (the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum in connection with the offering and resale by the Purchaser of the Securities. Any references herein to the Preliminary Memorandum or the Final Memorandum shall be deemed to include all exhibits thereto and all documents incorporated by reference therein which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the Execution Time (as defined below); and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Final Memorandum shall be deemed to refer to and include the filing of any document under the Exchange Act after the Execution Time which is incorporated by reference therein.

                  1. Representations and Warranties. The Company represents and warrants to, and agrees with, the Purchaser as set forth below in this Section 1.

                  (a) Each of the Preliminary Memorandum and the Final Memorandum as of its date did not, and the Final Memorandum (as the same may have been amended or supplemented) as of the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum in reliance upon and in conformity with information furnished in writing to the Company by the Purchasers specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (and any amendment or supplement thereof or thereto). All documents incorporated by reference in the Preliminary Memorandum or the Final Memorandum which were filed under the Exchange Act on or before the Execution Time




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         complied, and all such documents which are filed under the Exchange Act after the Execution Time and on or before the Closing Date will comply, in all material respects with the applicable requirements of the Exchange Act and the rules thereunder.

                  (b) The Company has not taken and will not take, directly or indirectly, any action prohibited by Rule 10b-6 under the Exchange Act in connection with the offering of the Securities.

                  (c) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Act ("Regulation D")) of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offering of the Securities.

                  (d) It is not necessary in connection with the offer, sale and delivery of the Securities in the manner contemplated by this Agreement and the Final Memorandum to register the Securities under the Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

                  (e) None of the Company, its affiliates or any person acting on behalf of the Company or its affiliates has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act ("Regulation S")) with respect to the Securities, and the Company and its affiliates and any person acting on its or their behalf have complied with the offering restrictions requirement of Regulation S.

                  (f)  The Company is subject to the reporting
         requirements of Section 13 or Section 15(d) of the Exchange Act.

                  (g) The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Act. The Company has been advised by the National Association of Securities



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         Dealers, Inc. PORTAL Market that the Securities have or will be designated PORTAL eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc.

                  (h) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Final Memorandum; and the company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, other than where the failure to so qualify could not, individually or in the aggregate, have a material adverse effect on the financial condition or business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole.

                  (i) Each Significant Subsidiary (as defined in Rule 1-02(a) of Regulation S-X promulgated under the Act) of the Company has been duly incorporated or formed and is an existing corporation or partnership in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Final Memorandum; and each Significant Subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business required such qualification, other than when the failure to qualify could not, individually or in the aggregate, have a material adverse effect on the financial condition or business, properties, net worth or results of operations of the Company and its Significant Subsidiaries taken as a whole; all of the issued and outstanding capital stock of each Significant Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock or partnership interest of each Significant Subsidiary owned by the Company, directly or through Significant Subsidiaries, is owned free from liens, encumbrances and defects, except for such proxies, liens, encumbrances and options disclosed in the Final Memorandum.





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                  (j) The Indenture has been duly authorized; the Securities have been duly authorized; and when the Securities are delivered and paid for pursuant to this Agreement on the Closing Date, the Indenture will be duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Final Memorandum and the Indenture and the Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (k) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Securities by the Company, except such as have been obtained and made under the Act and such as may be required under state securities laws.

                  (l) The execution, delivery and performance of the Indenture and this Agreement, and the issuance and sale of the Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws (or, if applicable, the partnership agreement) of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the securities as contemplated by this Agreement.

                  (m) This Agreement has been duly authorized, executed and delivered by the Company.

                  (n) Except as disclosed in the Final Memorandum, the Company and its subsidiaries have good and



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         marketable title to all material real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that could materially affect the value thereof or materially interfere with the use made or presently contemplated to be made thereof by them; and except as disclosed in the Final Memorandum, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that are material or could materially interfere with the use made or presently contemplated to be made thereof by them.

                  (o) The Company and its Significant Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them other than those the absence of which could not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the financial condition or business, properties, net worth or results of operations of the Company and its Significant Subsidiaries taken as a whole and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its Significant Subsidiaries, could reasonably be expected to individually or in the aggregate have a material adverse effect on the financial condition or business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole.

                  (p) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that could reasonably be expected to, individually or in the aggregate, have a material adverse effect on the financial condition or business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole.

                  (q) The Company and its Significant Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property necessary to conduct the business now operated by them, other




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         than those the absence of which could not, individually or in the aggregate, have a material adverse effect on the financial condition or business, properties, net worth or results of operations of the Company and its Significant Subsidiaries taken as a whole, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any trademarks, trade names or other rights to inventions, know-how, patents, copyrights, confidential information or other intellectual property that, if determined adversely to the Company or any of its subsidiaries, could individually or in the aggregate have a material adverse effect on the financial condition or business, properties, net worth or results of operations of the Company and its Significant Subsidiaries taken as a whole.

                  (r) Except as disclosed in the Final Memorandum, there are no pending actions, suits or proceedings against or affecting the company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of it subsidiaries, could reasonably be expected to individually or in the aggregate have a material adverse effect on the financial condition or business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture or this Agreement, or which are otherwise material in the context of the sale of the Securities; and, to the Company's knowledge, no such actions, suits or proceedings are threatened.

                  (s) The financial statements included in the Final Memorandum present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise stated therein; and the schedules included in the Final Memorandum present fairly in all material respects the information required to be stated therein.





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                  (t) Except as disclosed in the Final Memorandum, since the date of the latest audited financial statements included in the Final Memorandum there has been no material adverse change, nor any development or event which could reasonably be expected to result in a material adverse change, in the financial condition or business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in the Final Memorandum, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (u) Except to the extent set forth in the Final Memorandum, the Company has not received any notice of, nor does it have any actual knowledge of, any failure by it or any of its Significant Subsidiaries to be in substantial compliance with all existing statutes and regulations applicable to it or such subsidiaries, which failure could materially and adversely affect the financial condition or business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole.

                  2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Purchasers, and the Purchasers agree to purchase from the Company, at a purchase price of 98.00% of the principal amount thereof, plus accrued interest, if any, from June 27, 1996, to the Closing Date, the principal amount of the Securities.

                  3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 AM, New York City time, on June 27, 1996, or such later date (not later than July 3, 1996) as the Purchasers designate, which date and time may be postponed by agreement between the Purchasers and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Purchasers against payment by the Purchasers of the purchase price thereof to or upon the order of the Company by certified or official bank check or checks drawn on or by a New York Clearing House bank and payable in same day funds. Delivery of the Securities shall be made at such location as the Purchasers shall reasonably designate at least one business day in advance of the



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Closing Date and payment for the Securities shall be made at the office of
Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York. Certificates for the Securities shall be registered in such names and in such denominations as the Purchasers may request not less than three full business days in advance of the Closing Date.

                  The Company agrees to have the Securities available for inspection, checking and packaging by the Purchaser in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date.

                  4. Offering of Securities; Restrictions on Transfer. (a) The Purchasers represent and warrant to and agree with the Company that (i) they have not solicited and will not solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (within the meaning of Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Act or, with respect to Securities sold in reliance on Regulation S, by means of any directed selling efforts and (ii) they have solicited and will solicit offers to buy the Securities only from, and have offered and will offer, sell or deliver the Securities only to, (A) persons who they reasonably believe to be qualified institutional buyers (as defined in Rule 144A under the Act) or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to them that each such account is a qualified institutional buyer, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A, (B) persons who they reasonably believe to be institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D), and who provide to them a letter in the form of Exhibit A hereto or (C) persons to whom, and under circumstances which, they reasonably believe offers and sales of Securities may be made without registration of the Securities under the Act in reliance upon Regulation S thereunder and have complied or will comply with the offering restriction requirements of Regulation S. The Purchasers also represent and warrant and agree that they have offered and will offer to sell the Securities only to, and have solicited and will solicit offers to buy the Securities only from, persons that in purchasing such Securities will be deemed to have represented and agreed as




                                       9
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provided under "Investor Representations and Restrictions on
Resale" in Exhibit B hereto.

                  (b) The Purchasers represent and warrant that (i) they have not offered or sold, and will not offer or sell, in the United Kingdom, by means of any document, any Securities other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the United Kingdom Companies Act 1985, (ii) they have complied and will comply with all applicable provisions of the Financial Services Act 1986 of the United Kingdom with respect to anything done by them in relation to the Securities in, from or otherwise involving the United Kingdom and (iii) they have only issued or passed on, and will only issue or pass on, in the United Kingdom any document received by them in connection with the issue of the Securities to a person who is of the kind described in Article 9(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1988 or is a person to whom the document may otherwise lawfully be issued or passed on.

                  5.  Agreements.  The Company agrees with the
Purchaser that:

                  (a) The Company will furnish to the Purchaser, without charge, during the period mentioned in paragraph (c) below, as many copies of the Final Memorandum and any supplements and amendments thereof or thereto as the Purchasers may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

                  (b) The Company will not amend or supplement the Final Memorandum, other than by filing documents under the Exchange Act which are incorporated by reference therein, without prior consent of the Purchasers. Prior to the completion of the sale of the Securities by the Purchasers, the Company will not file any document under the Exchange Act which is incorporated by reference in the Final Memorandum unless the Company has furnished you a copy for your review prior to filing and will not file any such document to which you reasonably and timely object.

                  (c)  The Company will promptly advise the
         Purchasers when, prior to the completion of the sale of





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         the Securities by the Purchasers, any document filed under the Exchange
         Act which is incorporated by reference in the Final Memorandum shall have been filed with the Securities and Exchange Commission (the "Commission").

                  (d) If at any time prior to the completion of the sale of the Securities by the Purchasers, any event occurs as a result of which the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Final Memorandum (including any document incorporated by reference therein which was filed under the Exchange Act) to comply with the Exchange Act or the rules thereunder or other applicable law, the Company promptly will notify the Purchasers of the same and, subject to paragraph (b) of this Section 5, will prepare and provide to the Purchasers pursuant to paragraph (a) of this Section 5 an amendment or supplement which will correct such statement or omission or effect such compliance and, in the case of such an amendment or supplement which is to be filed under the Exchange Act and which is incorporated by reference in the Final Memorandum, will file such amendment or supplement with the Commission.

                  (e) The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Purchasers may designate, will maintain such qualifications in effect so long as required for the sale of the Securities and will arrange for the determination of the legality of the Securities for purchase by institutional investors. The Company will promptly advise the Purchaser of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

                  (f) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D) of the Company will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising (within the meaning of Regulation
         D).





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                  (g) None of the Company, its affiliates nor any person acting on behalf of the Company or its affiliates will engage in any directed selling efforts with respect to the Securities within the meaning of Regulation S, and the Company, its affiliates and each such person acting on its or their behalf will comply with the offering restrictions requirement of Regulation S.

                  (h) The Company shall, during any period in the three years after the Closing Date in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, make available, upon request, to any holder of such Securities in connection with any sale thereof and any prospective purchaser of Securities from such holder the information ("Rule 144A Information") specified in Rule 144A(d)(4) under the Act.

                  (i) The Company will not, and will not permit any of its affiliates (as defined in Rule 501(b) of Regulation D) to, resell any Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

                  (j) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D) will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) the offering of which security will be integrated with the sale of the Securities in a manner which would require the registration of the Securities under the Act.

                  (k) The Company shall include information substantially in the form set forth in Exhibit B in each Final Memorandum.

                  (l) The Company shall use its best efforts in cooperation with the Purchaser to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

                  (m) The Company will not, for a period of 90 days following the Execution Time without prior written consent of Salomon Brothers Inc, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company (other than the Securities).




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                  (n) The Company will apply the net proceeds from the sale of the Notes sold by it substantially in accordance with its statements under the caption "Use of Proceeds" in the Final Memorandum.


                  6. Conditions to the Obligations of the Purchasers. The obligations of the Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date and time that this Agreement is executed and delivered by the parties hereto (the "Execution Time") and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                  (a) The Company shall have furnished to the Purchasers the opinion of Saul, Ewing, Remick & Saul, counsel for the Company, dated the Closing Date, to the effect that:

                           (i) each of the Company, Suburban Cable TV Co. Inc.,
                  LenComm, Inc., Lenfest West, Inc., Lenfest Atlantic, Inc., Lenfest South Jersey Investments, Inc., South Jersey Cablevision Associates, Lenfest Newcastle County, Lenfest Newcastle County, Inc. and CAH, Inc. (individually a "Cable Television Subsidiary" and collectively the "Cable Television Subsidiaries"), has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Final Memorandum, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business;

                           (ii) all the outstanding shares of capital stock of
                  each Cable Television Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Memorandum, all




                                       13

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                  outstanding shares of capital stock of the Cable Television
                  Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances;

                           (iii) the Company's authorized equity capitalization
                  is as set forth in the Final Memorandum; and the Securities conform to the description thereof contained in the Final Memorandum;

                           (iv) the Indenture has been duly authorized, executed
                  and delivered, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, arrangement, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and subject, as to enforceability, to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Purchasers pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture;

                           (v) such counsel has no reason to believe that as of
                  the Execution Time the Final Memorandum contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Memorandum includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                           (vi) this Agreement has been duly authorized,
                  executed and delivered by the Company;




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                           (vii) no consent, approval, authorization or order of
                  any court or governmental agency or body is required for the consummation of the transactions contemplated herein, except such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Purchasers and such other approvals (specified in such opinion) as have been obtained;

                           (viii) neither the issue and sale of the Securities,
                  the execution and delivery of the Indenture, the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or bound or any judgment, order or decree known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries; and

                            (ix) it is not necessary in connection with the
                  offer, sale and delivery of the Securities in the manner contemplated by this Agreement to register the Securities under the Act or to qualify the Indenture under the Trust Indenture Act.

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Pennsylvania or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Purchasers and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Final Memorandum in this paragraph (a) include any amendments or supplements thereof or thereto at the Closing Date.





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



                  (b) The Company shall have furnished to the Purchasers the opinion of Fleischman and Walsh, L.L.P., special counsel for the Company, dated the Closing Date, to the effect that:

                           (i) the Company and its subsidiaries have been
                  granted and presently hold the Federal Communications Commission (the "FCC") authorizations necessary for the Company and its subsidiaries to conduct their respective businesses as presently conducted or proposed to be conducted other than those that could not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole; to the knowledge of such counsel such FCC authorizations are in full force and effect; and to the knowledge of such counsel, except as set forth in a schedule to such opinion, no proceedings to revoke such FCC authorizations are pending or threatened;

                           (ii) to the knowledge of such counsel after due
                  inquiry, such counsel is of the opinion that the Company and its subsidiaries are not, nor with the passage of time or the giving of notice or both would be, in violation of any judgement, injunction, order or decree of the FCC relating specifically to the Company or its subsidiaries or to any properties of the Company or its subsidiaries other than those that cold not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole;

                           (iii) the execution and delivery of this Agreement
                  and the Securities by the Company, and the performance by the Company of its obligations under this Agreement and the Securities, do not violate the Communications Act of 1934, as amended, or any rules or the regulation thereunder binding on the Company or its subsidiaries or any order, writ, judgement, injunction, decree or award of the FCC binding on the Company or its subsidiaries of which such counsel has knowledge after due inquiry:

                           (iv) there is no proceeding or investigation pending
                  before the FCC, or, to the knowledge of such counsel, any investigation pending or threatened by the FCC against the Company or its subsidiaries which, if adversely determined, could have a material adverse effect on the Company and its subsidiaries taken as a whole;

                           (v) the execution, delivery and performance of this
                  Agreement does not constitute the transfer or assignment, directly or indirectly, or any license existing as of the Closing Date issued by the FCC in connection with the operations of the Company or its subsidiaries or the transfer of control of the Company or its subsidiaries within the meaning of Section 310(d) of the Communications Act of 1934, as amended; and

                           (vi) the statements in the Final Memorandum under the
                  heading "Legislation and Regulation" fairly summarize the matters therein described.

                  (c) The Purchasers shall have received an opinion, dated the Closing Date, of Samuel W. Morris, Jr., Esq., Vice President--General Counsel of the Company, to the effect that, (i) to the best knowledge of such counsel after due inquiry, no franchising authority has claimed in writing that the Company or any subsidiary is in default under any franchise that, if revoked, would have a material adverse effect, individually or in the aggregate, on the Company and its subsidiaries taken as a whole and (ii) to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries of a character that would be required to be disclosed in a registration statement filed under the Act which is not adequately disclosed in the Final Memorandum, and there is no franchise, contract or other document of a character required to be described in a registration statement filed under the Act, or required to be filed as an exhibit to such a registration statement, which is not described in the Final Memorandum; and the statements in the Final Memorandum under the heading "Legal Matters" fairly summarize the matters therein described.

                  (d) The Purchasers shall have received from Cravath, Swaine & Moore, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, the Final Memorandum (together with any amendment or supplement thereof or thereto) and other related matters as the Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (e) The Company shall have furnished to the Purchasers a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and that:

                           (i) the representations and warranties of the Company
                  in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

                           (ii) since the date of the most recent financial
                  statements included in the Final Memorandum (exclusive of any amendment or supplement thereof or thereto), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereof or thereto).

                  (f) At the Execution Time and at the Closing Date, Pressman Ciocca & Smith shall have furnished to the Purchasers a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Purchasers, confirming that they are independent accountants within the meaning of the Exchange Act and the applicable published rules and regulations thereunder and that they have performed a review of the unaudited interim financial information of the Company for the three-month period ended March 31, 1996 in accordance with Statement of Accounting Standards No. 71 and stating in effect that:

                           (i) in their opinion the audited financial statements
                  and financial statement schedules and pro forma financial statements included or incorporated in the Final Memorandum and reported on by them comply in form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations;

                           (ii) on the basis of a reading of the latest
                  unaudited financial statements made available by the Company and its subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders and directors of the Company and its subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 1995, nothing came to their attention which caused them to believe that:

                                    (1) any unaudited financial statements
                           included or incorporated in the Final Memorandum do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the Final Memorandum; or

                                    (2) with respect to the period subsequent to
                           March 31, 1996, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the Notes and Mortgages Payable or decreases in the Stockholders' Equity of the Company as compared with the amounts shown on the March 31, 1996, consolidated balance sheet included or incorporated in the Final Memorandum, or for the period from April 1, 1996 to such specified date there were any decreases, as compared with the corresponding period in the preceding year in Net Income (Loss) or Income (Loss) Before Income Taxes or in Operating Income, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Purchasers; and

                           (iii) they have performed certain other specified
                  procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Final Memorandum, including the information set forth under the captions "Offering Memorandum Summary", "Summary Consolidated Financial and Operating Data", "Risk Factors", "Use of Proceeds", "Capitalization", "Pro Forma Financial Information", "Selected consolidated Financial Data", "Management's Discussion and Analysis of Results of Operations and Financial Condition", Business", "Management", "Certain Transactions", "Description of Other Debt Obligations" and "Description of Notes" in the Final Memorandum, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

                  References to the Final Memorandum in this paragraph (f) include any amendment or supplement thereof or thereto at the date of the letter.

                  The Purchasers shall have also received from Pressman, Ciocca & Smith a letter stating that the Company's system of internal accounting controls taken as a whole is sufficient to meet the broad objectives of internal accounting control insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to the financial statements of the Company and its subsidiaries.

                  (g) At the Execution Time and at the Closing Date, Pressman Ciocca & Smith shall have furnished to the Purchasers a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Purchasers, confirming that they are independent accountants within the meaning of the Act and the applicable published rules and regulations thereunder and that they have performed a review of the unaudited statements of operations of The Wilmington, Delaware System (the "Wilmington System") for the 3-month period ended March 31, 1995 and the period ended February 12, 1996, in accordance with Statement on Accounting Standards No. 71 and stating in effect that:

                           (i) in their opinion the audited financial statements
                  and financial statement schedules included in the Final Memorandum and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

                       (ii) on the basis of a reading of the latest unaudited
                  financial statements made available by the Wilmington System; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders and directors of the Wilmington System; and inquiries of certain officials of the Wilmington System who have responsibility for financial and accounting matters of the Wilmington System as to transactions and events subsequent to December 31,

                  1995, nothing came to their attention which caused them to believe that any unaudited financial statements of the Wilmington System included in the Final Memorandum do not comply in form in all material respects with applicable accounting requirements of the Act and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Final Memorandum; and

                       (iii) they have performed certain other specified
                  procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Wilmington System) set forth in the Final Memorandum, including the information set forth under the captions "Offering Memorandum Summary", "Pro Forma Financial Information" and "Business" in the Final Memorandum, agrees with the accounting records of the Wilmington System, excluding any questions of legal interpretation.

                  References to the Final Memorandum in this paragraph (g) include any amendment or supplement thereof or thereto at the date of the letter.

                  (h) At the Execution Time and at the Closing Date, Coopers & Lybrand L.L.P. shall have furnished to the Purchasers a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Purchasers, confirming that they are independent accountants within the meaning of the Act and the applicable published rules and regulations thereunder and that they have performed a review of the unaudited combined statements of income of Sammons Cable for the 3-month period ended March 31, 1995, and the 2-month period ended February 29, 1996, in accordance with Statement on Accounting Standards No. 71 and stating in effect that:

                           (i) in their opinion the audited financial statements
                  and financial statement schedules included in the Final Memorandum and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

                       (ii) on the basis of a reading of the latest unaudited
                  financial statements made available by Sammons Cable; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders and directors of Sammons Communications, Inc.; and inquiries of certain officials of Sammons Communications, Inc. who have responsibility for financial and accounting matters of Sammons Cable as to transactions and events subsequent to December 31, 1995, nothing came to their attention which caused them to believe that any unaudited financial statements of Sammons Cable included in the Final Memorandum do not comply in form in all material respects with applicable accounting requirements of the Act and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Final Memorandum; and

                       (iii) they have performed certain other specified
                  procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of Sammons Communications, Inc. and its subsidiaries) set forth in the Final Memorandum to, including the information set forth under the captions "Offering Memorandum Summary", "Pro Forma Financial Information" and "Business" in the Final Memorandum, agrees with the accounting records of Sammons Communications, Inc., excluding any questions of legal interpretation.

                  References to the Final Memorandum in this paragraph (h) include any amendment or supplement thereof or thereto at the date of the letter.

                  (i) At the Execution Time and at the Closing Date, Arthur Andersen LLP shall have furnished to the Purchasers a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Purchasers, confirming that they are independent accountants within the meaning of the Act and the applicable published rules and regulations thereunder and that they have performed a review of the unaudited interim financial information of Garden State Cablevision L.P. for the 3-month period ended and as of March 31, 1996, in accordance with Statement on Accounting Standards No. 71 and stating in effect that:

                           (i) in their opinion the audited financial statements
                  and financial statement schedules included in the Final Memorandum and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

                       (ii) on the basis of a reading of the latest unaudited
                  financial statements made available by Garden State Cablevision L.P.; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the partners of Garden State Cablevision L.P.; and inquiries of certain officials of Garden State Cablevision L.P.

                  who have responsibility for financial and accounting matters of Garden State Cablevision L.P. as to transactions and events subsequent to December 31, 1995, nothing came to their attention which caused them to believe that:

                                    (1) any unaudited financial statements of
                           Garden State Cablevision L.P. included in the Final Memorandum do not comply in form in all material respects with applicable accounting requirements of the Act and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Final Memorandum; or

                                    (2) with respect to the period subsequent to
                           March 31, 1996, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the Long-Term Debt or increases in the Partners' Deficit of Garden State Cablevision L.P. as compared with the amounts shown on the March 31, 1996, consolidated balance sheet included in the Final Memorandum, or for the period from April 1, 1996, to such specified date there were any decreases, as compared with the corresponding period in the preceding year in Net Loss or in Operating Income, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by Garden State Cablevision L.P. as to the significance thereof unless said explanation is not deemed necessary by the Purchasers.

                  References to the Final Memorandum in this paragraph (i) include any amendment or supplement thereof or thereto at the date of the letter.

                  (j) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum (exclusive of any amendment or supplement thereof or thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraphs (f), (g), (h) or (i) of this Section 6 or
         (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Purchasers, so material and adverse as to make it impractical or inadvisable to market the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereof or thereto).

                  (k) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

                  (l) Prior to the Closing Date, the Company shall have furnished to the Purchasers evidence that it has obtained all consents or waivers necessary under the Private Placement Notes (as defined in the Final Memorandum) to consummate the purchase and sale of the Securities as herein contemplated.

                  (m) Prior to the Closing Date, the Company shall have furnished to the Purchasers such further information, certificates and documents as the Purchasers may reasonably request.

                  (n) Concurrently with or prior to the issue and sale of the Securities by the Company, the Company shall have entered into the New Bank Credit Facility (as defined in the Final Memorandum) and the initial borrowings thereunder shall have occurred. The Initial Purchasers shall have received conformed counterparts thereof and all other documents and agreements entered into and received thereunder in connection with the closing of the New Bank Credit Facility. There shall exist at and as of the Closing Date (after giving effect to the transactions contemplated by this Agreement) no condition that would constitute a default (or an event that with notice or lapse of time, or both, would constitute a default) under the agreement governing the New Bank Credit Facility.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Purchasers and counsel for the Purchasers, this Agreement and all obligations of the Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Purchasers. Notice of such cancelation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

                  The documents required to be delivered by this Section 6 shall be delivered at the office of Cravath, Swaine & Moore, counsel for the Purchasers, at Worldwide Plaza, 825 Eighth Avenue, New York, New York, on the Closing Date.

                  7. Reimbursement of Purchasers' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Purchasers, the Company will reimburse the Purchasers upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by it in connection with the proposed purchase and sale of the Securities.

                  8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Purchaser, the directors, officers, employees and agents of each Purchaser and each person who controls any Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum or any Rule 144A Information provided by the Company to any holder or prospective purchaser of Securities pursuant to Section 5(h), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchasers specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (b) Each Purchaser severally agrees to indemnify and hold harmless the Company, its directors, its officers, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Purchaser, but only with reference to written information relating to such Purchaser furnished to the Company by or on behalf of such Purchaser specifically for inclusion in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto. This indemnity agreement will be in addition to any liability which any Purchaser may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page and under the heading "Plan of Distribution" in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the several Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum, and you, as the Representatives, confirm that such statements are correct.

                  (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                  (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Purchasers agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Purchasers from the offering of the Securities; provided, however, that in no case shall the Purchasers (except as may be provided in any agreement among Purchasers relating to the offering of the Securities) be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by the Purchasers hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Purchasers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Purchasers in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Purchasers shall be deemed to be equal to the total purchase discounts and commissions, in each case as set forth on the cover page of the Final Memorandum. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Purchasers. The Company and the Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls a Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of a Purchaser shall have the same rights to contribution as such Purchaser, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

                  9. Default by a Purchaser. If any one or more Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Purchaser or Purchasers hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Purchasers) the Securities which the defaulting Purchaser or Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Purchaser or Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Purchaser or the Company. In the event of a default by any Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Purchasers shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Purchaser of its liability, if any, to the Company and any nondefaulting Purchaser for damages occasioned by its default hereunder.

                  10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Purchasers, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time

(i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Purchasers, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereof or thereto).

                  11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Purchasers or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancelation of this Agreement.

                  12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Purchasers, will be mailed, delivered or telegraphed and confirmed to it, at Seven World Trade Center, New York, New York, 10048; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 200 Cresson Boulevard, Oaks, PA 19456, attention of Samuel W. Morris, Jr., Esq.

                  13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

                  14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the several Purchasers.


                                            Very truly yours,

                                            LENFEST COMMUNICATIONS, INC.


                                            By:_____________________________
                                                    Name:  Harry F. Brooks
                                                    Title: Executive Vice
                                                    President


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

SALOMON BROTHERS INC


  By:______________________________
     Name:
     Title:

For itself and the other several
Purchasers named in Schedule I
to the foregoing Agreement.

                                   SCHEDULE I





                                                   Principal Amount
                                                       of Notes
                 Underwriter                       to be Purchased
                 -----------                       ----------------

Salomon Brothers Inc...............................  $165,000,000
Toronto Dominion Securities (USA) Inc.                105,000,000
CIBC Wood Gundy Securities Corp....................    15,000,000
NationsBanc Capital Markets, Inc...................    15,000,000
                                                     ------------
         Total.....................................  $300,000,000
                                                     ============

                                                                    EXHIBIT A




                            Form of Investment Letter
                     for Institutional Accredited Investors



Lenfest Communications, Inc.

c/o      The Bank of New York
         101 Barclay Street
         New York, NY 10286


Dear Sirs:

                  In connection with our proposed purchase of $ aggregate principal amount of 10.50% Senior Subordinated Notes Due 2006 (the "Notes") of Lenfest Communications, Inc., a Delaware corporation (the "Company"), we confirm that:

                  1. We understand that the Notes have not been registered under the Securities Act of 1933 (the "Securities Act"), and may not be sold except as permitted in the following sentence. We understand and agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, (x) that such Notes are being offered only in a transaction not involving any public offering within the meaning of the Securities Act, (y) that if we decide to resell, pledge or otherwise transfer such Notes within three years after the date of the original issuance of the Notes or, thereafter, if within three months after we cease to be an affiliate (within the meaning of Rule 144 under the Securities Act) of the Company, such Notes may be resold, pledged or transferred only (i) to the Company, (ii) so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act ("Rule 144A"), to a person whom we reasonably believe is a "qualified institutional buyer" (as defined in Rule 144A) ("QIB") that purchases for its own account or for the account of another QIB and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the certificate for the Notes), (iii) in an offshore transaction in accordance with Rule 903 or 904 under the Securities Act, (iv) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, or (v) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. We further understand that in connection with any transfer of the Notes by us that the Company and the Trustee may request, and if so requested we will furnish, such certificates, legal opinions and other information as they may reasonably require to confirm that any such transfer complies with the foregoing restrictions.

                  2. We are able to fend for ourselves in the transactions contemplated by this Offering Memorandum, we have knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment and can afford the complete loss of such investment.

                  3. We understand that the minimum principal amount of Notes that may be purchased by an institutional accredited investor is $100,000.

                  4. We understand that the Company, Salomon Brothers Inc, Toronto Dominion Securities (USA) Inc., CIBC Wood Gundy Securities Corp. and NationsBanc Capital Markets, Inc., as the initial purchasers of the Notes ("Initial Purchasers"), and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements, and we agree that if any of the acknowledgements, representations and warranties made by us in connection with our purchase of Notes, for our own account or of one or more accounts as to each of which we exercise sole investment discretion, are no longer accurate, we shall promptly notify the Company and the Initial Purchasers.

                  5. We are acquiring the Notes purchased by us for investment purposes and not for distribution, for our own account or for one or more accounts as to each of which we exercise sole investment discretion, and we are or such account is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act).

                  6. We have received a copy of the Offering Memorandum relating to the Offering of the Notes and acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask questions of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase Notes.

                  7. You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,

                                        ------------------------------

                                        (Name of Purchaser)

                                        By:
                                           ---------------------------

                                        Date:
                                             -------------------------

                                                                     EXHIBIT B



                               NOTICE TO INVESTORS


Offers and Sales by the Initial Purchasers
- ------------------------------------------

                  The Notes have not been registered under the Securities Act and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons except in accordance with an applicable exemption from the registration requirements thereof. Accordingly, the Notes are being offered and sold only (1) in the United States to qualified institutional buyers ("Qualified Institutional Buyers") under Rule 144A under the Securities Act and other institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) ("Institutional Accredited Investors") in a private sale exempt from the registration requirements of the Securities Act, and (2) outside the United States to non-U.S. persons ("foreign purchasers") in reliance upon Regulation S under the Securities Act. Each Institutional Accredited Investor that is a purchaser of Notes from an Initial Purchaser will be required to sign a certificate in the form provided by an Initial Purchaser.


Investor Representations and Restrictions on Resale
- ---------------------------------------------------

                  Each purchaser of the Notes will be deemed to have represented and agreed as follows:

                  (1) it is acquiring the Notes for its own account or for an account with respect to which it exercises sole investment discretion, and that it or such account is a Qualified Institutional Buyer, an Institutional Accredited Investor acquiring the Notes for investment purposes and not for distribution or a foreign purchaser outside the United States;

                  (2) it acknowledges that the Notes have not been registered under the Securities Act and may not be sold except as permitted below;

                  (3) it understands and agrees (x) that such Notes are being offered only in a transaction not involving any public offering within the meaning of the Securities Act, and (y) that (A) if within three years after the date of original issuance of the Notes or, thereafter, if within three months after it ceases to be an affiliate (within the meaning of Rule 144A under the Securities Act) of the Company, it decides to resell, pledge or otherwise transfer such Notes on which the legend set forth below appears, such Notes may be resold, pledged or transferred only (i) to the Company, (ii) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the seller reasonably believes is a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the Note if such Note is not in book-entry form), (iii) in a transaction complying with the provisions of Rule 904 under the Securities Act, (iv) pursuant to an exemption from the registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, or (v) pursuant.to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States, (B) the purchaser will, and each subsequent holder is required to, notify any purchaser of Notes from it of the resale restrictions referred to in (A) above, if then applicable, and (C) with respect to any transfer of Notes by an Institutional Accredited Investor, such holder will deliver to the Company and the Trustee such certificates and other information as they may reasonably require to confirm that the transfer by it complies with the foregoing restrictions including, without limitation, a certificate in the form of Exhibit A;

                  (4) it understands that the Notes will, until the third anniversary of their date of original issue, unless otherwise agreed by the Company and the holder thereof, bear a legend substantially to the following effect:

                  "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE THIRD ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR
                  (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) IN A TRANSACTION COMPLYING WITH THE PROVISIONS OF RULE 903 OR 904 UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN

                  EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS SECURITY AGREES THAT IT WILL FURNISH TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (0)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT."

                  (5) it (i) is able to fend for itself in the transactions contemplated by this Offering Memorandum; (ii) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of it prospective investment in the Notes; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

                  (6) It has received a copy of the Offering Memorandum relating to the offering of the Notes and acknowledges that it has had access to such financial and other information, and has been afforded the opportunity to ask questions of the Company and receive answers thereto, as it deems necessary in connection with its decision to purchase Notes; and

                  (7) it understands that the Company, the Initial Purchasers and other will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements and agrees that if any of the acknowledgements, representations and warranties deemed to have been made by it by its purchase of Notes are no longer accurate, it shall promptly notify the Company and the Initial Purchaser. If it is acquiring the Notes as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgements, representations and agreements on behalf of such account.




                                       -3-